TERMINATION AGREEMENT


         This TERMINATION AGREEMENT (this "Agreement") is made as of March 8, 2000 between and among Capital Trust, Inc., a Maryland corporation and successor to Capital Trust, a California business trust ("CT"), Vornado Realty L.P., a Delaware limited partnership, EOP Operating Limited Partnership, a Delaware limited partnership, and General Motors Investment Management Corporation, a Delaware corporation, as agent for and for the benefit of the Pension Plans (as defined in the Co-Investment Agreement (as defined below)) (collectively, the "Co- Investors").

                              Preliminary Statement

                  A. CT and the Co-Investors are parties to that certain co-investment agreement, dated as of July 28, 1998 (the "Co-Investment Agreement"). The Co-Investors own the entire liquidation amount of 8.25% step up convertible trust preferred securities issued by CT's consolidated statutory trust subsidiary, CT Convertible Trust I ("CT Trust"), a Delaware statutory business trust (the "Trust Preferred Securities").

                  B. CT and certain of its affiliates and certain affiliates of Citigroup Investments Inc., a Delaware corporation, have entered into that certain venture agreement, dated as of the date hereof (the "Venture Agreement"), pursuant to which, among other things, the parties thereto will co-sponsor, commit to invest capital in and manage real estate mezzanine investment opportunity funds, provided however, that CT and the Co-Investors enter into this Agreement with respect to the termination of the Co-Investment Agreement.

                  C. CT has requested that each of the Co-Investors agree to terminate the Co-Investment Agreement. The Co-Investors are willing to do so in consideration of the benefits to CT and its business arising from the Venture Agreement and the transactions governed thereby and described therein.

                  D. CT and the Co-Investors desire to terminate the Co-Investment Agreement as of the date hereof.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:


913048.6

                  1. From and after the date hereof (the "Termination Date"), subject to the conditions set forth herein, and subject to the issuance of $89,742,000 liquidation amount of step up convertible trust preferred securities and $60,258,000 of step up non-convertible trust preferred securities by CT Trust in exchange for the Trust Preferred Securities, the Co-Investment Agreement is hereby cancelled and terminated and is of no further force or effect. The parties hereto hereby mutually release each other from all of their respective obligations and liabilities under the Co-Investment Agreement whether accrued prior to, or accruing from and after, the Termination Date.

                  2. Each of the parties has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  3. This Agreement shall be binding upon the parties hereto, their affiliates, successors and assigns.

                  4. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

                  5. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the original or the same counterpart, except that no counterpart shall be binding unless a counterpart has been signed by all parties.




                         [Remainder of Page Left Blank]

913048.6

                  IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the date first above written.

                         CAPITAL TRUST INC.

                         By:      /s/ John R. Klopp
                                  Name:  John R. Klopp
                                  Title: Chief Executive Officer

                         VORNADO REALTY L.P.

                         By:      Vornado Realty Trust, its general
                                             partner


                                  By:     /s/ Irwin Goldberg
                                          Name:  Irwin Goldberg, Vice President
                                          Title: Chief Financial Officer


                         EOP OPERATING LIMITED PARTNERSHIP

                         By:   Equity Office Properties Trust, its general
                                   partner


                               By:   /s/ Peter B. Kisluk
                                     Name:  Peter B. Kisluk
                                     Title: Vice President


                         GENERAL MOTORS INVESTMENT
                         MANAGEMENT CORPORATION


                         By:   /s/ Thomas Dobrowski
                               Name:  Thomas Dobrowski
                               Title: Managing Director


913048.6